Exhibit 99

Schlumberger to Contribute North American Pressure Pumping Business to Liberty

Supercharging Technology and Scale in North American Pressure Pumping

DENVER & HOUSTON, September 1, 2020—Liberty Oilfield Services Inc. (NYSE: LBRT) and Schlumberger (NYSE: SLB) announced today an agreement for the contribution of Schlumberger’s onshore hydraulic fracturing business in the United States and Canada (“OneStim®”), including its pressure pumping, pumpdown perforating, and Permian frac sand businesses to Liberty, in exchange for a 37% equity interest in the combined company. The combined company will deliver best-in-class completion services for the sustainable development of unconventional resource plays in the United States and Canada land markets.

The transaction is expected to close in the fourth quarter of 2020 and is subject to Liberty stockholder approval, regulatory approvals and other customary closing conditions. Following the closing of the transaction, Liberty will offer one of the most innovative suites of completion services and technologies to operators in onshore North America. Liberty will continue to be led by its current management team.

Liberty Chairman and Chief Executive Officer Chris Wright stated, “From day one, the Liberty team has been laser focused on delivering superior returns for our customers and stockholders. The last several months have been extremely challenging for the world, the industry and the Liberty family. These times also bring opportunity. This transaction will be a transformative step forward in our journey as a company. Our expanded technology portfolio and breadth of operations will enable Liberty to further raise our already high bar for safe, innovative, efficient and ESG-conscious frac operations. I look forward to the OneStim team joining Liberty on our mission to help customers provide low-cost clean oil & gas to our country and the world.”

Schlumberger Chief Executive Officer Olivier Le Peuch commented, “I’m very proud we have reached this agreement to combine our OneStim business with a leader in North American hydraulic fracturing who shares a like-minded focus on customers, technology, people and our safety culture. This partnership provides an ideal home for our OneStim business and its employees and is in line with our capital stewardship strategy while benefiting from future market upside through our equity stake. Alongside the comprehensive suite of services and products that Schlumberger continues to offer in North America land, this partnership with Liberty will uniquely position us to leverage our technology and scale to significantly improve our customers’ performance.”

Some key transaction features, and strategic rationale, are:

•	Combination of Liberty, the most innovative and efficient frac company, with the technology and scale of Schlumberger OneStim, a significant division of the world’s leading oilfield services company

•	Financially compelling transaction with strong benefits for Liberty and Schlumberger shareholders, creating one of the largest pressure pumping companies in North America

•	2019 combined pro-forma revenue of $5.2 billion and substantial earnings power

•	Combined pro-forma market capitalization of $1.2 billion and a robust pro forma balance sheet with no net debt and significant available liquidity

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Expanded technology and operating capabilities will further increase E&P operator efficiencies, enhance shale asset economics and raise the bar for sustainable and environmentally conscious frac operations

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World-class completions data and technology portfolio including the most comprehensive production and completions database, Big Data analytics, advanced software for reservoir modeling and designing optimal completions, and frac fleet automation and electrification

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Alliance agreement will provide for future collaboration and access to the companies’ technology portfolios beyond the scope of this transaction, such as Schlumberger’s digital platform, subsurface expertise, downhole completions equipment, frac trees and flowback technology

Liberty will host an investor call on Tuesday September 1, 2020 at 8.00 am Mountain Time (10.00 am Eastern Time). Individuals wishing to participate in the conference call should dial (833) 255-2827, or for international callers (412) 902-6704. Participants should ask to join Liberty’s call. A live webcast will be available at http://investors.libertyfrac.com. The webcast can be accessed for 90 days following the call. A telephone replay will be available shortly after the call and can be accessed by dialing (877) 344-7529, or for international callers (412) 317-0088. The passcode for the replay is 10147680. The replay will be available until September 8, 2020.

A presentation summarizing the transaction is available on Liberty’s investor website at https://investors.libertyfrac.com/

About Liberty

Liberty is an independent provider of hydraulic fracturing services to onshore oil and natural gas exploration and production companies in North America. Liberty was founded in 2011 with a relentless focus on improving tight-oil completions, and an emphasis on customer partnerships and technology to find innovative answers to frac optimization. Liberty is headquartered in Denver, Colorado. For more information about Liberty, please contact Investor Relations at IR@libertyfrac.com

About Schlumberger

Schlumberger is the world’s leading provider of technology for reservoir characterization, drilling, production, and processing to the oil and gas industry. With product sales and services in more than 120 countries and employing approximately 85,000 people as of the end of second quarter of 2020 who represent over 170 nationalities, Schlumberger supplies the industry’s most comprehensive range of products and services, from exploration through production, and integrated pore-to-pipeline solutions that optimize hydrocarbon recovery to deliver reservoir performance sustainably.

Schlumberger Limited has executive offices in Paris, Houston, London and The Hague, and reported revenues of $32.92 billion in 2019. For more information, visit www.slb.com.

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This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts and projections regarding the expected benefits of the proposed transaction; the expected timing of the completion of the transaction; the parties’ ability to complete the transaction considering the various regulatory approvals and other closing conditions; future opportunities for the combined company and its products and services; and any other statements regarding the parties’ or the combined company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to risks and uncertainties, including, but not limited to, satisfaction of the closing conditions to the proposed transaction, the timing to consummate the proposed transaction, the risk that the proposed transaction does not occur, negative effects from the pendency of the proposed transaction, the ability to realize expected synergies and other benefits from the proposed transaction, and other risks and uncertainties contained in Schlumberger’s and Liberty’s most recent Annual Reports on Form 10-K as well as each party’s other filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website (http://www.sec.gov). Actual results may differ materially from those expected, estimated or projected. Forward-looking statements speak only as of the date they are made, and the parties undertake no obligation to publicly update or revise any of them in light of new information, future events or otherwise.

Additional Information and Where to Find it

In connection with the proposed transaction Liberty Oilfield Services Inc. (“Liberty”) will file a proxy statement and other materials with the SEC. In addition, Liberty may also file other relevant documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders may obtain a free copy of the proxy statement (when available) and other documents filed by Liberty at its website, www.libertyfrac.com, or at the SEC’s website, www.sec.gov. The proxy statement and other relevant documents may also be obtained for free from Liberty by directing such request to Liberty, to the attention of Investor Relations, 950 17th Street, Suite 2400 Denver, Colorado 80202.

Participants in the Solicitation

Liberty and its respective directors, executive officers and certain other employees may be deemed to be participants in the solicitation of proxies from Liberty’s stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Liberty’s directors and executive officers by reading Liberty’s definitive proxy statement on Schedule 14A, which was filed with the SEC on March 10, 2020. Additional information regarding potential participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement and other relevant materials filed with the SEC in connection with the proposed transaction when they become available.

For further information, contact:

Investors

Michael Stock – Liberty Oilfield Services, Chief Financial Officer

Tel: +1 303 515 2851

IR@libertyfrac.com

Ndubuisi Maduemezia– Schlumberger Limited, Vice President of Investor Relations

Joy V. Domingo – Schlumberger Limited, Director of Investor Relations

Tel: +1 713 375 3535

investor-relations@slb.com

Media

Michael Stock – Liberty Oilfield Services, Chief Financial Officer

Tel: +1 303 515 2851

IR@libertyfrac.com

Moira Duff, Corporate Communication Manager, Schlumberger Limited

Tel: +1 713 375 3494

communication@slb.com